CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our name and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 1.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Cincinnati, Ohio
February 10, 1999